                                                                    EXHIBIT 11.3

                            APPLIEDTHEORY CORPORATION

                  CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                                              SIX MONTHS ENDED
                                                                               JUNE 30, 1999
                                                                               -------------
Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period                                 15,094,336
       Weighted average shares issued during six months
       ended June 30, 1999 (6,053,566 shares)                                     2,600,745
                                                                                ------------
                                                                                 17,695,081
                                                                                ============

Net loss                                                                        $(4,025,000)
                                                                                ============

Loss per share attributable to common stockholders                              $     (0.23)
                                                                                ============





(1) For a discussion of loss per share, see Note B of the Notes to the Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended June 30, 1999.